UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2025

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2025, as part of Maravai LifeSciences Holdings, Inc.’s (the “Company”) efforts to rationalize the size of its Board of Directors (the “Board”) and reduce administrative costs, Benjamin Daverman, Jessica Hopfield, PhD, and Murali Prahalad, PhD each agreed to voluntarily resign from the Board effective as of the close of business on such date (the “Effective Date”). In connection with their resignations, the Board reduced its size from eleven (11) to eight (8) directors, effective as of October 27, 2025. None of the resignations were related to any disagreement with the Company’s management, the Board or any committee of the Board on any matter related to the Company’s operations, policies or practices. The Company expresses its sincere thanks to Mr. Daverman, Dr. Hopfield, and Dr. Prahalad for their service on the Board and valuable contributions to the Company.

Effective upon Dr. Hopfield’s and Dr. Prahalad’s resignations from the Board, (i) R. Andrew Eckert was appointed chair of the Nominating, Governance and Risk Committee and as a member of the Audit Committee and (ii) Gregory T. Lucier was appointed as a member of the Nominating, Governance and Risk Committee.

In recognition of the departing directors’ past service on the Board, the Board accelerated the vesting of all unvested restricted stock unit awards held by the departing directors effective as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: October 27, 2025	By:	/s/ Rajesh Asarpota
	Name:	Rajesh Asarpota
	Title:	Chief Financial Officer